UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SPARTAN MOTORS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 25, 2006

To Our Shareholders:

          You are cordially invited to attend the annual meeting of shareholders of Spartan Motors, Inc. on Wednesday, May 24, 2006, at 4:30 p.m., local time. The annual meeting will be held at the Eaton Area Senior Center located at 804 South Cochran Avenue, Charlotte, Michigan 48813.

          At the annual meeting, in addition to voting on the election of directors and the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the current fiscal year, you will hear a report on Spartan Motors' business activities. On the following pages you will find the notice of annual meeting of shareholders and the proxy statement. We are mailing the proxy statement and enclosed proxy card to our shareholders on or about April 25, 2006.

          It is important that your shares be represented at the annual meeting, regardless of how many shares you own. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card as soon as possible. Sending a proxy card will not affect your right to vote in person if you attend the meeting.

Sincerely, John E. Sztykiel President and Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

          You are cordially invited to attend the 2006 annual meeting of shareholders of Spartan Motors, Inc. The meeting will be held on Tuesday, May 24, 2006, at 4:30 p.m., local time, at the Eaton Area Senior Center located at 804 South Cochran Avenue, Charlotte, Michigan 48813. At the meeting, we will:

(1)	consider and vote on the election of three directors to three-year terms expiring in 2009;

(2)	consider and vote on the ratification of the appointment of Ernst & Young LLP as Spartan Motors' independent registered public accounting firm for the current fiscal year; and

(3)	transact such other business as may properly come before the annual meeting.

          You may vote at the meeting only if you were a shareholder of record of Spartan Motors common stock at the close of business on April 3, 2006.

          Copies of the annual report to shareholders for the year ended December 31, 2005 and the annual report on Form 10-K for the fiscal year ended December 31, 2005 are enclosed with this notice. We are mailing the following proxy statement and enclosed proxy card to our shareholders on or about April 25, 2006.

James W. Knapp
Secretary

Charlotte, Michigan
April 25, 2006

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

SPARTAN MOTORS, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 24, 2006

PROXY STATEMENT

Introduction

Use of Terms

          In this proxy statement, "we," "us," "our," the "Company," and "Spartan Motors" refer to Spartan Motors, Inc., and "you" and "your" refer to shareholders of Spartan Motors.

Time and Place of Annual Meeting

          You are cordially invited to attend the 2006 annual meeting of shareholders of Spartan Motors, Inc. The annual meeting will be held on Wednesday, May 24, 2006, at 4:30 p.m., local time, at the Eaton Area Senior Center located at 804 South Cochran Avenue, Charlotte, Michigan 48813.

Solicitation of Proxies

          This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by Spartan Motors' board of directors for use at the annual meeting, and any adjournment of the meeting.

Mailing Date

          This proxy statement is being mailed on and after April 25, 2006 to Spartan Motors' shareholders as of the record date.

Purposes of the Meeting

          The purposes of the annual meeting are to consider and vote on:

•	the election of three directors to three-year terms expiring in 2009;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year; and

•	such other business as may properly come before the meeting.

          We do not know of any other matters to be presented for consideration at the annual meeting. If any other matters are presented, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote on those matters in accordance with their judgment.

Record Date

          You may vote at the meeting if you were a shareholder of record of Spartan Motors common stock on April 3, 2006. Each such shareholder is entitled to one vote per share on each matter presented for a shareholder vote at the meeting.

          As of April 3, 2006, there were 12,677,106 shares of Spartan Motors common stock outstanding.

How to Vote Your Shares

          If you are a shareholder of record, that is, you hold your Spartan Motors stock in certificate form, you may vote by returning the enclosed proxy card. If you properly complete and sign the enclosed proxy card and return it so that we receive it before the meeting, the shares of Spartan Motors common stock represented by your proxy will be voted at the annual meeting and any adjournment of the annual meeting, as long as you do not revoke the proxy before or at the meeting.

          Regardless of how you vote, if you specify a choice, your shares will be voted as specified. If you do not specify a choice on your signed, returned proxy, your shares will be voted for (1) the election of all nominees for director named in this proxy statement, (2) the ratification of the appointment of Ernst & Young LLP as Spartan Motors' independent registered public accounting firm for the current fiscal year and (3) with respect to any other matters that may come before the meeting or any adjournment of the meeting, in accordance with the discretion of the persons named as proxies on the proxy card.

"Street Name" Shareholders

          If you hold your shares in "street name," that is, your shares are registered in the name of a bank, broker or other nominee, which we will collectively refer to as your "broker," your broker must vote your shares if you provide it with proper and timely voting instructions. Please check the voting forms and instructions provided by your broker or its agent.

How to Revoke Your Proxy

          If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by doing any of the following three things:

•	by delivering written notice of revocation to Spartan Motors' Corporate Secretary, 1165 Reynolds Road, Charlotte, Michigan 48813;

•	by delivering a proxy card bearing a later date than the proxy that you wish to revoke; or

•	by attending the meeting and voting in person.

          Your last vote properly received before the meeting is the vote that will be counted. Please note that attending the meeting will not by itself revoke your proxy.

          If you are a street name holder and have instructed your broker to vote your shares, you must follow directions from your broker to change your vote.

Quorum

          In order for business to be conducted at the meeting, a quorum must be present. The presence in person or by properly executed proxy of the holders of a majority of all of the issued and outstanding shares of Spartan Motors common stock entitled to vote is necessary for a quorum at the meeting. For purposes of determining whether a quorum is present, we will include shares that are present or represented by proxy, including abstentions and broker non-votes.

Adjournment

          The shareholders present at the meeting, in person or represented by proxy, may by a majority vote adjourn the meeting despite the absence of a quorum. If there is not a quorum at the meeting, we expect to adjourn the meeting to solicit additional proxies.

Required Votes

          Election of Directors. A plurality of the shares voting is required to elect directors. This means that if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected to the open director positions. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required.

          Other Matters. The proposal to ratify the appointment of Ernst & Young LLP as Spartan Motors' independent registered public accounting firm for the current fiscal year will be approved if a majority of the shares voted at the meeting are voted in favor of the respective proposals. In counting votes on these proposals, abstentions and broker non-votes will not be counted as voted. Shares that are not voted will be deducted from the total shares of which a majority is required.

          We do not know of any other matters to be presented for shareholder action at the annual meeting.

          Broker Non-Votes. A broker non-vote occurs when a shareholder holds his or her stock through a broker and the broker does not vote those shares. This usually occurs because the broker has not received timely voting instructions from that shareholder and the broker does not have discretionary voting power for the particular item upon which the vote is taken.

          It is important that you instruct your broker how to vote shares held by you in street name using the vote instruction form provided by your broker. Your broker should vote your shares as you direct if you provide timely instructions on how to vote by following the information provided to you by your broker.

Election of Directors

Nominees for Election

          The board of directors proposes that the following three individuals be elected as directors of Spartan Motors for three-year terms expiring at the annual meeting of shareholders to be held in 2009:

John E. Sztykiel
Charles E. Nihart
Kenneth Kaczmarek

          Each nominee is presently a director of Spartan Motors whose term will expire at the annual meeting. Biographical information concerning the nominees appears below under the heading "Spartan Motors' Board of Directors and Executive Officers," beginning on page 6.

          The persons named as proxies in the proxy card intend to vote for the election of each of the nominees. The proposed nominees are willing to be elected and to serve as directors of Spartan Motors. However, if any or all of the nominees become unable to serve or otherwise unavailable for election, which we do not anticipate, the incumbent board of directors may or may not select a substitute nominee or nominees. If a substitute nominee or nominees is or are selected, the shares represented by your proxy card will be voted for the election of the substitute nominee(s), unless you give other instructions. If a substitute is not selected, all proxies will be voted for the election of the remaining nominee(s). Proxies will not be voted for more than three nominees.

          Your board of directors recommends that you vote FOR election of each nominee.

Ownership of Spartan Motors Stock

Five Percent Shareholders

          The following table sets forth information as to each person or other entity (including any group) known to Spartan Motors to have been the beneficial owner of more than five percent of Spartan Motors' outstanding shares of common stock as of April 3, 2006 (or any different dates specified in the footnotes to the table):

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Sole Voting and Dispositive Power(1)	Shared Voting or Dispositive Power	Total Beneficial Ownership(1)	Percent of Class

William F. Foster(2)	953,287	--	953,287	7.52%

Wellington Management Company, LLP(3) 75 State Street Boston, Massachusetts 02109	--	1,749,700	1,749,700	13.80%

Royce & Associates, LLC(4) 1414 Avenue of the Americas New York, New York 10019	796,900	--	796,900	6.29%

Munder Capital Management(5) Munder Capital Center 480 Pierce Street Birmingham, MI 48009	742,882	10,300	753,182	5.94%

First Manhattan Co.(6) 437 Madison Avenue New York, NY 10022	354,542	323,600	678,142	5.35%

(1)

For Mr. Foster, these numbers include shares subject to options that were exercisable on, or within 60 days after, April 3, 2006, granted under Spartan Motors' stock option plans. For Mr. Foster the number of shares subject to such options was 97,500.

(2)	Based on information provided by Mr. Foster. Mr. Foster's address is c/o Spartan Motors, Inc., 1165 Reynolds Road, Charlotte, Michigan 48813.

(3)

Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2006. The Schedule 13G indicates that, as of December 30, 2005, Wellington Management Company, LLP, was considered the beneficial owner of 1,749,700 shares of Spartan Motors common stock as a result of serving as an investment advisor to various clients. The 13G indicates that Wellington Management Company, LLP had shared voting power over 1,400,200 shares of Spartan Motors common stock and shared power to dispose of 1,749,700 shares of Spartan Motors common stock.

(4)

Based on information set forth in a Schedule 13G filed with the SEC on January 31, 2006. The Schedule 13G indicates that as of December 31, 2005, Royce & Associates, LLC, was considered the beneficial owner of 796,900 shares of Spartan Motors common stock as a result of serving as an investment advisor to various clients. The Schedule 13G indicates that, as of December 31, 2005, Royce & Associates had sole voting and dispositive power over 796,900 shares of Spartan Motors common stock.

(5)

Based on information set forth in a Schedule 13G filed with the SEC on March 30, 2006. The Schedule 13G indicates that as of December 31, 2005, Munder Capital Management, was considered the beneficial owner of 753,182 shares of Spartan Motors common stock as a result of serving as an investment advisor to various clients. The Schedule 13G indicates that, as of December 31, 2005, Munder Capital Management had sole voting and dispositive power over 742,882 shares of Spartan Motors common stock and sole power to dispose of 753,182 shares of Spartan Motors common stock.

(6)

Based on information set forth in a Schedule 13G filed with the SEC on February 10, 2006. The Schedule 13G indicates that as of February 10, 2006, First Manhattan Co., was considered the beneficial owner of 678,142 shares of Spartan Motors common stock as a result of serving as an investment advisor to various clients. The Schedule 13G indicates that, as of February 10, 2006, First Manhattan Co. had sole voting and dispositive power over 354,542 shares of Spartan Motors common stock and sole power to dispose of 296,800 shares of Spartan Motors common stock.

Security Ownership of Management

          The following table sets forth the number of shares of common stock that each of Spartan Motors' directors and nominees for director, each of the named persons (as that term is defined in the Summary Compensation Table on page 20) and all directors and executive officers (including all named persons) as a group beneficially owned as of April 3, 2006:

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power(2)	Shared Voting or Dispositive Power(3)	Total Beneficial Ownership(2)(3)	Percent of Class

William F. Foster	953,287	--	953,287	7.52%
John E. Sztykiel	232,132	89,813	321,945	2.54%
David R. Wilson	100,000	--	100,000	*
George Tesseris	76,100	1,000	77,100	*
Charles E. Nihart	66,350	--	66,350	*
Richard J. Schalter	61,102	225	61,327	*
Kenneth Kaczmarek	18,106	--	18,106	*
James W. Knapp	38,000	--	38,000	*
James L. Logan	63,458	--	63,458	*
All directors and named persons as a group	1,608,535	91,038	1,699,573	13.40%

*Less than 1%.
(1)	The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

(2)

These numbers include shares held directly and shares subject to options that are currently exercisable or that are exercisable within 60 days after April 3, 2006, that were awarded under Spartan Motors' 1994 Incentive Stock Option Plans, our 1988 Non-Qualified Stock Option Plan, our Stock Option and Restricted Stock Plan of 1998, or our Stock Option and Restricted Stock Plan of 2003. The number of shares subject to such stock options for each listed person is shown below:

John E. Sztykiel	125,000
William F. Foster	97,500
David R. Wilson	83,500
George Tesseris	56,000
Charles E. Nihart	59,500
Richard J. Schalter	45,000
Kenneth Kaczmarek	14,000
James W. Knapp	33,000
James L. Logan	55,000
All directors and executive officers as a group	568,500

(3)

These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

Spartan Motors' Board of Directors and Executive Officers

          Spartan Motors' board of directors currently consists of seven directors. The board of directors is divided into three classes, with each class as nearly equal in number as possible. Each class of directors serves a successive three-year term.

          Biographical information concerning Spartan Motors' directors, executive officers and persons who are nominated for election to the board of directors is presented below.

Nominees for Election as Directors to Terms Expiring in 2009

          John E. Sztykiel (age 49) has been a director since 1988. Mr. Sztykiel has been Spartan Motors' President since December 1992 and Chief Executive Officer since June 2002. He was our Chief Operating Officer from December 1992 to June 2002. Mr. Sztykiel previously served as the Executive Vice President and Vice President of Sales of Spartan Motors from 1989 to 1990. From 1985 to 1989, he was our Director of Marketing - Diversified Products Group.

          Charles E. Nihart (age 69) has been a director since 1984. Mr. Nihart, a certified public accountant consultant, established the certified public accounting firm of Nihart and Nihart, P.C., in 1972. The Lansing offices of Nihart and Nihart merged with Maner, Costerison and Ellis, P.C., C.P.A., on January 1, 1989. Mr. Nihart was affiliated with the firm on a consulting basis until 2001. Mr. Nihart is the former owner and President of AARO Rentals, Inc., of Lansing, Michigan, a rental company of heavy duty equipment, which he sold in 2000.

          Kenneth Kaczmarek (age 66) has been a director since 2003. Mr. Kaczmarek brings nearly four decades of automotive and heavy-truck industry experience to our board of directors. Prior to joining our board of directors, Mr. Kaczmarek was an independent consultant to the automotive industry from 1996 to 2000. From 1994 to 1996, Mr. Kaczmarek had various executive responsibilities, including service as President of Volvo Truck Finance during its start-up phase. From 1981 to 1994, he was the Chief Financial Officer and Executive Vice President of Finance of Volvo GM Heavy Truck Corporation.

Directors with Terms Expiring in 2008

          William F. Foster (age 64) has been a director since 1978. Mr. Foster, a firefighter for approximately 30 years, is a founder of Spartan Motors and has served as its Vice President since 1976. From 1965 to 1975, Mr. Foster served as a designer draftsman for Diamond Reo Trucks, Inc.

          Richard J. Schalter (age 52) has been a director since August 1999. Mr. Schalter, a certified public accountant, has served as Executive Vice President of Spartan Motors since August 2000. From November 1996 to July 2002, he served as Chief Financial Officer, as well as Secretary and Treasurer. From June 1989 until November 1996, Mr. Schalter served as Treasurer and Director of Finance and Administration of Great Lakes Hybrids, an international distributor and subsidiary of KWS a.g. From March 1986 to June 1989, Mr. Schalter served as Treasurer and financial administrator for Martin Systems, Inc., a worldwide supplier of electrical controls and machine operating systems.

Directors with Terms Expiring in 2007

          George Tesseris (age 74) has been a director since 1984. Mr. Tesseris has been a practicing partner with the law firm of Tesseris, P.C. (formerly Tesseris and Crown, P.C.) since 1981. From 1972 to 1981, Mr. Tesseris was a partner in the law firm of Church, Wyble, Kritselis and Tesseris.

          David R. Wilson (age 70) has been a director since 1996 and Chairman of the Board since June 2002. Since 1993, Mr. Wilson has been an independent consultant to the automotive and commercial vehicle industry. From 1982 to 1993, Mr. Wilson was Vice President of Volvo GM Heavy Duty Truck Corporation and from 1979 to 1982, Mr. Wilson served as general manager of field operations for Mercedes Benz of North America.

Executive Officers Who Are Not Directors

          James W. Knapp (age 60) has been our Chief Financial Officer, Secretary and Treasurer since July 2002. He was appointed Senior Vice President in July 2004. Mr. Knapp, a certified public accountant, has a background that includes more than three decades in finance, operations and information systems. Prior to joining Spartan Motors, he served as Chief Financial Officer of G&T Industries, a privately held manufacturing and distribution firm, from 1997 to January 2002. He was an independent consultant from January 2002 through June 2002. He also served for eight years with Smiths Industries, a publicly traded London-based manufacturer of aerospace, medical and industrial products, in the positions of Vice President of Finance and Information Technology for North American Aerospace and, earlier, Vice President of Finance and Administration for the Grand Rapids, Michigan division. Additionally, he spent 10 years in finance and operations with Herman Miller, Inc., a publicly traded office furniture manufacturer.

Board Meetings, Annual Meeting and Committees

          Spartan Motors' board of directors held twelve meetings during 2005. Each incumbent director attended at least 75% of the aggregate of (1) the total number of board of directors meetings and (2) the total number of meetings held by all committees of the board of directors on which he served (held during the periods that he served on the board and on such committees). Spartan Motors does not have a policy regarding director attendance at annual shareholder meetings. Typically, all or most of the directors of Spartan Motors attend the annual shareholder meeting. All of the directors of Spartan Motors attended the annual meeting of shareholders in 2005. Independent directors also meet periodically in executive sessions without the presence of management.

          The board of directors has determined that Messrs. Nihart, Kaczmarek, Tesseris and Wilson are "independent," as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD").

          The board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Information regarding each of the committees as of the mailing date of this proxy statement is as follows:

          Audit Committee. The Audit Committee has been established in accordance with the Securities Exchange Act of 1934. Its primary purpose is to provide assistance to the board of directors in fulfilling its oversight responsibility relating to: Spartan Motors' financial statements and the accounting and financial reporting process; Spartan Motors' systems of internal accounting and financial controls; the qualification and independence of its independent registered public accounting firm; the annual independent audit of Spartan Motors' financial statements; legal and regulatory compliance; and ethics issues. Among other things, the Audit Committee oversees the audit of the financial statements and is directly responsible for the selection, appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by Spartan Motors. The Audit Committee operates pursuant to a written charter adopted by the board of directors. The Audit Committee charter was included as Appendix A in our 2004 proxy statement.

          The Audit Committee has a Pre-Approval Policy to pre-approve the audit and non-audit services performed by the independent registered public accounting firm. All services provided by the independent registered public accounting firm engaged by the company are within general pre-approval limits; or, up to a certain dollar amount, approved by the Chairman of the Audit Committee, who must communicate the approval to the full Audit Committee; or, above a certain dollar amount, approved by the full Audit Committee. The general pre-approval limits are detailed as to each particular service and are limited by a specific dollar amount for each type of service.

          The Audit Committee meets the definitions of an "audit committee" under applicable NASD and SEC rules. Each member of the Audit Committee satisfies the applicable NASD and SEC independence standards for such committee members. Messrs. Nihart (Chairman), Tesseris, Wilson and Kaczmarek are members of the Audit Committee. The board of directors has determined that Messrs. Nihart and Kaczmarek are audit committee "financial experts" as the term is defined in rules of the Securities and Exchange Commission and both are independent directors as defined by NASD. The Audit Committee met six times during 2005 and conducted seven conference call meetings.

          Compensation Committee. The responsibilities of the Compensation Committee include:

•	developing competitive compensation plans that ensure the attraction, retention and motivation of key associates;

•	recommending the cash and other incentive compensation, if any, to be paid to Spartan Motors' executive officers;

•	reviewing and making recommendations to the board of directors regarding stock incentives awarded under Spartan Motors' stock incentive plans; and

•	reviewing all material proposed stock incentive plan changes.

          The Compensation Committee also determines the employees to whom stock incentives will be granted, the number of shares covered by stock incentive, the terms and other matters associated with equity-based compensation awards.

          Messrs. Tesseris (Chairman), Nihart and Wilson are members of the Compensation Committee. Each member of the Compensation Committee satisfies the applicable NASD and SEC independence standards for such committee members. The Compensation Committee met ten times during 2005 and conducted four conference call meetings.

          Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee develops and recommends to Spartan Motors' board of directors criteria for the selection of candidates for director, seeks out and receives suggestions concerning possible candidates, reviews and evaluates the qualifications of possible candidates and recommends to the board of directors candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the board of directors at each annual meeting of shareholders. In addition to its responsibilities regarding director nominations, the Corporate Governance and Nominating Committee assists the board of directors in fulfilling its responsibility to the shareholders and in complying with applicable rules and regulations relating to corporate governance. Specifically, the Corporate Governance and Nominating Committee develops and recommends corporate governance principles that address board independence and leadership, board size and composition, meetings and committee structure, and other governance matters. In addition, the committee reviews the Company's adherence to established corporate governance principles and provides reports and recommendations to the Board of Directors.

The Corporate Governance and Nominating Committee operates pursuant to a written charter. The charter is not available on Spartan Motors' website. A copy of the charter was included as Appendix B to our 2005 proxy statement.

          The Corporate Governance and Nominating Committee believes a candidate for a position on the board of directors of Spartan Motors should, at a minimum, be an individual of the highest character and integrity; be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director; possess substantial and significant experience that would be of particular importance to Spartan Motors in the performance of the duties of a director; have sufficient time available to devote to the affairs of Spartan Motors in order to carry out the responsibilities of a director; and have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

          Nominations of candidates for election to the board of directors of Spartan Motors at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors may be made by the board of directors or, pursuant to the process described below, by a shareholder of record of shares of a class entitled to vote at such annual or special meeting of shareholders.

          Each member of the Corporate Governance and Nominating Committee satisfies the applicable NASD and SEC independence standards for such committee members. Kenneth Kaczmarek (Chairman) David Wilson, and Charles E. Nihart are the members of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met four times during 2005.

          Shareholder Nominations of Directors. The Corporate Governance and Nominating Committee will consider nominees for election to the board of directors submitted by shareholders. Spartan Motors' bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of the shareholder's intent to make a nomination or nominations has been given to Spartan Motors'

Secretary at least 120 days before the anniversary date of the notice of the previous year's annual meeting if the meeting is an annual meeting, and not more than seven days following the date of notice of the meeting if the meeting is a special meeting at which directors will be elected.

          Each such notice to the Secretary must include:

•	the name, age, business address and residence of each nominee proposed in the notice;

•	the principal occupation or employment of each nominee;

•	the number of shares of capital stock of Spartan Motors that each nominee beneficially owns;

•	a statement that each nominee is willing to be nominated; and

•	such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

Communicating with the Board

          Shareholders and interested parties may communicate with members of Spartan Motors' board of directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o James W. Knapp, Secretary, Spartan Motors, Inc., 1165 Reynolds Road, Charlotte, Michigan 44813. All such communications are forwarded to the appropriate recipient(s).

Executive Compensation

Compensation Summary

          The following table shows certain information concerning the compensation earned during each of the three fiscal years in the period ended December 31, 2005, by the person serving as Chief Executive Officer during 2005, each of our executive officers who served in positions other than Chief Executive Officer at the end of the last completed fiscal year and whose salaries and bonus for 2005 were in excess of $100,000 and one additional person whose salary and bonus for 2005 was greater than $100,000 but does not serve as an executive officer (collectively, the "named persons").

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary (1)	Bonus (2)	Restricted Stock Awards (3)	Number of Shares Underlying Options/ SARs(4)	All Other Compensation (5)

John E. Sztykiel President, Chief Executive Officer and Director	2005 2004 2003	$236,602 211,849 200,461	$174,217 74,052 39,369	$64,140 - -	5,000 20,000 20,000	$5,916 6,066 7,230

Richard J. Schalter Executive Vice President and Director	2005 2004 2003	$204,360 193,688 174,202	$287,623 212,834 154,806	$48,105 - -	3,750 15,000 15,000	$6,796 545 2,053

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary (1)	Bonus (2)	Restricted Stock Awards (3)	Number of Shares Underlying Options/ SARs(4)	All Other Compensation (5)

William F. Foster Vice President and Director	2005 2004 2003	$106,500 103,517 94,881	$58,317 46,094 41,115	$40,088 - -	3,125 12,500 12,500	$3,516 3,651 3,365

James W. Knapp Senior Vice President, Chief Financial Officer, Secretary and Treasurer	2005 2004 2003	$157,307 148,073 136,000	$115,766 51,893 28,340	$40,088 - -	3,125 12,500 10,000	$5,008 4,185 1,541

James L. Logan Vice President of Engineering, Spartan Motors Chassis	2005 2004 2003	$145,604 145,450 136,418	$170,229 135,003 103,743	$32,070 - -	2,500 10,000 7,500	$2,994 5,224 5,920

(1)	Includes amounts deferred pursuant to a plan established under Section 401(k) of the Internal Revenue Code.

(2)

Includes payments under (1) our Quarterly Bonus Program, in which all employees of Spartan Motors participate, and (2) our Spartan Profit and Return Management Incentive Bonus Plan, which is described in "Compensation Committee Report on Executive Compensation-Bonuses" on page 13.

(3)

On September 30, 2005 the company granted a total of 21,000 shares of Restricted Stock to its Executive Officers and Named Person. On the date of grant the fair market value of the stock granted was $10.70 per share. One third of the shares vest on September 30, 2006, one third vest on September 30, 2007 and the balance vest on September 30, 2008. Participants have all dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture and the terms and conditions set forth in the Participant's restricted stock agreement. The aggregate value of restricted stock outstanding at December 31, 2005, calculated using the closing value of the company's common stock as of that date was $892,143.

(4)	On December 30, 2005 the company granted freestanding Stock Appreciation Rights (SARs) to its Executive Officers and Named Persons. In 2004 and 2003 the company granted stock options.

(5)	The compensation listed in this column consists of matching contributions by Spartan Motors under Spartan Motors' 401(k) plan that were earned in 2005, 2004 and 2003, respectively.

          Our stock incentive plans are administered by the Compensation Committee of the board of directors, which has authority to determine the individuals to whom and the terms upon which options will be granted, the number of shares underlying each grant and the form of consideration that may be paid upon the exercise of a grant.

          The following table sets forth information regarding granted to the named persons during 2005:

STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying SARs Granted(1)	Percent of Total SARs Granted to Employees in Fiscal Year	Base Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					0%	5%	10%

John E. Sztykiel	5,000	7.0%	$10.29	12/29/2015	--	$32,357	$81,998

Richard J. Schalter	3,750	5.2	10.29	12/29/2015	--	24,267	61,499

William F. Foster	3,125	4.4	10.29	12/29/2015	--	20,223	51,249

James W. Knapp	3,125	4.4	10.29	12/29/2015	--	20,223	51,249

James L. Logan	2,500	3.5	10.29	12/29/2015	--	16,178	40,999

(1)

On December 30, 2005, Spartan Motors granted Stock Appreciation Rights (SARs) related to Spartan Motors common stock with a life of 10 years. The base price of the SARs is determined by the Compensation Committee and was equal to the fair market value of Spartan Motors common stock on the date of grant. (On December 30, 2005, the closing price of Spartan Motors common stock, as reported on NASDAQ, was $10.29 per share). SARs are immediately exercisable and terminate, subject to certain limited exercise provisions, in the event of death or termination of employment or directorship. With respect to SARs granted under the Stock Incentive Plan of 2005, the Compensation Committee may include provisions in the SARs agreement or certificate of award that provide that if a change in control (as defined in that plan) of Spartan Motors occurs, then the SAR holder will receive cash based on exercise rules described in the plan.

          The following table summarizes the options and SARs exercised by the named persons during 2005 and the options and SARs held by them as of December 31, 2005:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John E. Sztykiel	17,500	$29,750	125,000	--	$256,330	--
Richard J. Schalter	--	--	45,000	--	2,850	--
William F. Foster	--	--	97,500	--	253,825	--

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
James W. Knapp	--	--	33,000	--	1,900	--
James L. Logan	--	--	55,000	--	159,555	--

(1)	An option is considered "in the money" for purposes of this table if its exercise price is lower than the market value of Spartan Motors common stock as of December 31, 2005 ($10.29 per share).

Compensation of Directors

          Each non-employee director receives a $2,500 quarterly retainer fee. In addition, Non-employee directors receive a fee of $1,000 for each meeting of the board of directors attended and $500 for each conference call of the board of directors in which he/she participates. Except as noted below for Mr. Nihart, the fees for meeting attendance and conference call participation are per diem amounts - i.e. if a director attends a board and committee meeting on the same day, only one fee is paid. Mr. Nihart, who is a member of all three board committees, receives an additional $1,000 if he attends three or more such meetings in one day.

Committee chairs receive an additional annual fee as follows:
•	Audit Committee Chairman	$3,000
•	Compensation Committee Chairman	$2,000
•	Corporate Governance and Nominating Committee	$1,000

In lieu of the foregoing fees, David R. Wilson, Chairman of the Board, receives an $82,000 annual retainer fee, which is paid in monthly installments.

          On September 30, 2005 each non-employee director received 2,100 shares of restricted stock which is subject to a vesting period of three years. In future years, this automatic grant will be 2,100 shares of restricted stock on June 30 of each year with a vesting period of three years. On December 30, 2005 each non-employee director received stock appreciation rights with respect to 1,750 shares of Spartan Motors common stock. In future years, this automatic grant for stock appreciation rights with respect to 1,750 shares of Spartan Motors common stock will be made on December 31. The Chairman of the Board (if a non-employee director) receives 4,500 shares of restricted stock and stock appreciation rights with respect to 3,750 shares of Spartan Motors common stock on such respective dates. The per-share base price for the exercise of the stock appreciation rights would be equal to or greater than the closing price for the shares on the date of the grant.

          Prior to 2005, each non-employee director generally received option grants for 7,000 shares of Spartan Motors common stock annually, 3,500 of which were granted on June 30 and 3,500 of which were granted on December 31; however, the Chairman of the Board (if a non-employee director) received option grants for 15,000 shares of Spartan Motors common stock annually, 7,500 of which were granted on June 30 and 7,500 of which were granted on December 31. The exercise prices for all of these options were equal to the closing price for the shares on the date of the grant.

          Directors are also eligible to participate in the Spartan Motors, Inc. Directors' Stock Purchase Plan. This plan provides that non-employee directors of Spartan Motors may elect to receive at least 25%

and up to 100% of their "director's fees" in the form of Spartan Motors common stock. The term "director's fees" means the amount of income payable to a non-employee director for his or her service as a director of Spartan Motors, including payments for attendance at meetings of Spartan Motors' board of directors or meetings of committees of the board, and any retainer fee paid to such persons as members of the board. A non-employee director who elects to receive Spartan Motors common stock in lieu of some or all of his or her director's fees will, on or shortly after each "applicable date," receive a number of shares of common stock (rounded down to the nearest whole share) determined by dividing (1) the dollar amount of the director's fees payable to him or her on the applicable date that he or she has elected to receive in common stock by (2) the market value of common stock on the applicable date. The term "applicable date" means any date on which a director's fee is payable to the participant. To date, no shares have been issued under this plan.

Compensation Committee Report on Executive Compensation

          The Compensation Committee of the board of directors develops and recommends to the board of directors Spartan Motors' executive compensation policies. The Compensation Committee also administers Spartan Motors' executive compensation program and recommends for approval to the board of directors the compensation to be paid to the Chief Executive Officer and other executive officers. The Compensation Committee consists of three directors, none of whom is a current or former employee of Spartan Motors.

Compensation Philosophy

          The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation as well as incentives to achieve superior financial performance. The Compensation Committee's policies are designed to achieve the following five primary objectives:

•	integrate management's compensation with the achievement of Spartan Motors' annual and long-term performance goals;

•	reward excellent corporate performance;

•	recognize individual initiative and achievement;

•	attract and retain qualified management; and

•	align the interests of management with those of shareholders to encourage achievement of continuing increases in shareholder value.

The total compensation for executives is structured so that a majority of the total earnings potential is derived from performance-based incentives to encourage management to take risk and act like owners.

The Compensation Committee sets management compensation at levels that the Compensation Committee believes are consistent with other companies in Spartan Motors' industry.

          Executive compensation consists of both cash and equity, and includes:

•	base salary;

•	incentive bonuses; and

•	long-term incentives through participation in stock plans.

          Each component of executive compensation is designed to accomplish one or more of the five compensation objectives described above. In addition, Spartan Motors provides various benefits to its employees, including Spartan Motors' executive officers.

          Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to the named executive officers in excess of $1 million annually, with some exceptions. We have examined our executive compensation policies in light of Section 162(m) and the regulations under that section. We do not expect that any portion of Spartan Motors' deduction for employee remuneration will be disallowed in 2006 or in future years by reasons of awards granted in 2006.

Base Salary

          To attract and retain well qualified executives, the Compensation Committee's policy is to establish base salaries at levels and provide benefit packages that are considered to be competitive. Base salaries for executive officers are determined initially by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at companies of similar type, size and financial performance

          The Compensation Committee believes that the percentage of an executive's total compensation that is "at risk" should increase as the executive's responsibilities and ability to influence profits increase. For this reason, the percentage of executive officers' potential compensation that is based upon bonuses and stock plan awards is larger than that of other employees. The Compensation Committee believes that base salaries should approximate the mid-point of the range of salaries paid for similar positions by companies in similar industries.

          The Compensation Committee may recommend base salary adjustments on a periodic basis to maintain the desired levels of base salaries for Spartan Motors' executives. The Compensation Committee determines annual salary adjustments by evaluating the competitive marketplace and the performance of Spartan Motors and the executive officer, as well as any increased responsibilities assumed by the executive officer. Although the Compensation Committee does not give specific weight to any particular factor, the most weight is given to the executive's performance (in determining whether to adjust above or below the current salary level), and a significant but lesser weight is generally given to the comparative data. Salary adjustments generally are determined and implemented on a 12-month cycle.

          In general, base salaries for Spartan Motors' executive officers during 2004 had been significantly below the median salaries paid by companies included in the comparison group to executives in comparable positions. Effective July 1, 2005, the Company increased the base salaries of Messrs. Knapp, Schalter and Foster. The 2005 average base salaries of those executive officers increased over the previous year's levels as a result of a combination of factors, including improved individual performance, improved or continued excellent performance by the applicable business unit and Spartan Motors, promotions and increased responsibilities. The executive officers' 2005 base salary compensation continues to be below the median salary levels for comparable companies.

SPAR Plan Bonuses

          SPAR Plan

          In 2001, the board of directors adopted the Spartan Motors, Inc. Spartan Profit and Return Plan (the "SPAR Plan"). The SPAR Plan is intended to provide management with incentives to choose strategies and investments that maximize shareholder value, utilize a financial measurement consistent with the market's evaluation of Spartan Motors' performance and communicate Spartan Motors' financial objectives in a clear and quantifiable manner. Participants in the SPAR Plan include key management personnel and other persons that are included upon the recommendation of the President of Spartan Motors and the approval of the Chairman of Spartan Motors. The Compensation Committee is responsible for annually reviewing the provisions of the SPAR Plan and approving all payouts under it.

          Quarterly Bonus Program

          Several employees of Spartan Motors, including all executive officers, participate in its Quarterly Bonus Program. Bonuses paid under this program are calculated by dividing a percentage of the SPAR amount (defined below) for a fiscal quarter by the number of participants.

          Annual SPAR Bonuses

          The SPAR Plan provides that executive officers may earn bonuses based on Spartan Motors' (or in some cases, Spartan Motors Chassis, Inc.'s) achievement of a target amount of net operating profit after tax for a given year, less a capital charge based upon the tangible net operating assets employed in the business. This amount is known as the "SPAR amount." Each participant's bonus is determined by multiplying (1) his or her "target bonus percentage" (which is determined separately for different categories of employees) by (2) the SPAR multiple by (3) the participant's annual salary. The "SPAR multiple" is a fraction of the SPAR amount. For example, if the net operating profit after tax for a given year, less the capital charge, was exactly half the applicable SPAR amount, then the SPAR multiple would be 0.5 for that year. The SPAR multiple is computed to one decimal.

          The SPAR Plan generally requires that 25% of the amount that would otherwise be payable to a participant for a given year be "banked" (although individualized bonuses are not subject to banking). Amounts that are banked may be paid in future years and accrue interest, but they are subject to forfeiture in accordance with the terms of the SPAR Plan.

          Individualized Annual Incentive Bonus Program

          Compensation plans also provide that participants may earn additional individualized performance bonuses. Executive officers, including the chief executive officer, are generally targeted to receive individualized bonus compensation equal to 10% of their fiscal 2006 base salaries based on the achievement of certain mutually agreed-upon personal objectives.

          Stock Plans

          Spartan Motors' stock plans are designed to encourage long-term investment in Spartan Motors by participating executives and employees, more closely align executive and shareholder interests and reward executive officers and other employees for building shareholder value. The Compensation Committee believes stock ownership by management and other employees is beneficial to Spartan Motors.

          Spartan Motors currently grants stock options, restricted stock, stock appreciation rights and common stock under its 1994 Incentive Stock Option Plan, its Stock Option and Restricted Stock Plan of 1998, its Stock Option and Restricted Stock Plan of 2003 and its Stock Incentive Plan of 2005. Spartan Motors' stock plans allow officers and employees to purchase common stock of Spartan Motors at a price established on the date of grant. Options granted under the Stock Option and Restricted Stock Plan of 1998 to non-employee directors must have an exercise price equal to at least 85% of the fair market value of Spartan Motors common stock on the date of grant. Incentive stock options granted under the 1994 Incentive Stock Option Plan or the Stock Option and Restricted Stock Plan of 1998 must have an exercise price equal to at least 100% of the fair market value on the date of grant. Stock options granted under the Stock Option and Restricted Stock Plan of 2003 or the Stock Incentive Plan of 2005 must be equal to or greater than 100% of the fair market value of Spartan Motors stock on the grant date. The Compensation Committee administers all aspects of the plans and reviews, modifies (to the extent appropriate) and approves management's recommendations for awards.

          Until 2005, absent unusual circumstances, the Compensation Committee had historically granted stock options on an annual basis to officers, employees and directors who are employees of Spartan Motors and on a biannual basis to directors who were not employees of Spartan Motors. (See "Compensation of Directors" on page 22). In 2005, Spartan Motors began the practice of granting shares of restricted stock and stock appreciation rights to officers, key employees and employee-directors, instead of stock options. Also, under the Stock Incentive Plan of 2005, directors who are not employees of Spartan Motors are granted stock appreciation rights and shares of restricted stock instead of stock options.

          In determining the number of shares of restricted stock or other awards to be granted to an officer or employee, the Compensation Committee takes into consideration the levels of responsibility and compensation of the individual. The Compensation Committee also considers the recommendations of management (other than awards to the Chief Executive Officer), the individual performance of the officer or employee and the number of shares or other compensation awarded to officers or employees in similar positions at other companies. Generally, both the number of options granted and their proportion relative to the total number of options granted increase corresponding to the level of a participant's responsibility. Although the Compensation Committee also may consider the number of options and shares already held by an officer or employee, the Compensation Committee does not consider this factor to be particularly important in determining the size or type of awards.

Chief Executive Officer

          The Chief Executive Officer's compensation is based on the policies and objectives outlined above for all executive officers. The Compensation Committee believes that incentive compensation, designed to reward performance, should represent a significant percentage of Mr. Stzykiel's potential compensation. Mr. Sztykiel's base salary in 2005 was $236,602, which was approximately 12% above his 2004 base salary and still significantly below the median for comparable companies. Effective July 1, 2005, his annual base salary was increased from $222,352 to $252,000.

          Mr. Sztykiel's incentive bonus awards for 2005 totaled $174,217 which includes Spartan Motors' quarterly bonus program, his general annual incentive bonus under the SPAR Plan and his individualized annual incentive bonus under the SPAR Plan. Bonuses paid to Mr. Sztykiel under the SPAR Plan are based on the performance of Spartan Motors, Inc. During 2005, Spartan Motors generated a positive SPAR amount.

          In addition to quarterly bonuses and a general annual incentive bonus, for 2005 Mr. Sztykiel was also eligible for an individualized annual incentive bonus based on Spartan Motors' satisfaction of certain corporate performance criteria set by the Compensation Committee and Mr. Sztykiel's achievement of certain individualized goals set by the Compensation Committee. For 2005, Spartan Motors satisfied the criteria at levels in amounts at or near the target bonus amounts. Mr. Stzykiel's individualized goals were substantially met

          Finally, during 2005 the Compensation Committee awarded Mr. Sztykiel 6,000 shares of restricted stock and stock appreciation rights with respect to 4,500 shares of Spartan Motors common stock.

Approval

          The Compensation Committee has reviewed all components of the Chief Executive Officer's compensation and the compensation of the other executive officers who are named in the Summary Compensation Table, including salary, bonuses, equity and other incentive compensation, accumulated realized and unrealized stock options, stock appreciation rights and restricted stock gains, the dollar value to the executive and the cost to Spartan Motors of all perquisites and other personal benefits, the payout obligations and conditions under Spartan Motors' SERP and any payments in the event of a change in control.

          Based on its review described above,

the Compensation Committee found Mr. Stzykiel's and the named executive officers' total compensation in the aggregate to be appropriate and not excessive. All recommendations of the Compensation Committee with respect to 2005 compensation were unanimous and were approved and adopted by the board of directors without modification.

          Respectfully submitted,

          George Tesseris, Chairman
          Charles E. Nihart
          David R. Wilson

Audit Committee Report

          The Audit Committee reviews and supervises on behalf of the board of directors Spartan Motors' procedures for recording and reporting the financial results of its operations. Spartan Motors' management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. As part of its supervisory duties, the Audit Committee has reviewed Spartan Motors' audited financial statements for the year ended December 31, 2005, and has discussed those financial statements with Spartan Motors' management.

          The Audit Committee has also discussed with Spartan Motors' independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the judgments of the independent registered public accounting firm concerning the quality, not just the acceptability, of Spartan Motors' accounting principles and such other matters that are required under applicable rules, regulations, U.S. generally accepted accounting principles or U.S. generally accepted auditing standards to be discussed with the independent registered public accounting firm. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by the Independence Standards Board and has discussed their independence from Spartan Motors and Spartan Motors' management with them, including a consideration of the compatibility of non-audit services with their independence.

          After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to Spartan Motors' board of directors that the audited financial statements for the year ended December 31, 2005 be included in Spartan Motors' annual report on Form 10-K for the year ended December 31, 2005.

Respectfully submitted,

Charles E. Nihart, Chairman
George Tesseris
David R. Wilson
Kenneth Kaczmarek

Stock Price Performance Graph

          The following graph compares the cumulative total shareholder return on Spartan Motors common stock to the CRSP Total Return Index for The Nasdaq Stock Market ("CRSP NASDAQ") and the CRSP Total Return Index for Trucking and Transportation Stocks reported on The Nasdaq Stock Market ("CRSP T&T"), over a five-year period ended December 31, 2005, using December 31, 2000 as the starting point. The CRSP NASDAQ is a broad-based equity market index developed by the Center for Research in Security Prices at the University of Chicago. The CRSP T&T is comprised of companies with a market capitalization similar to that of Spartan Motors and also is developed by the Center for Research in Security Prices.

The CRSP NASDAQ index and CRSP T&T index both assume dividend reinvestment.

          Cumulative total shareholder return is measured by dividing (1) he sum of: (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) he difference between the share price at the end and the beginning of the measurement period, by (2) the share price at the beginning of the measurement period.

          The dollar values for total shareholder return plotted in the graph above are shown in the table below:

DECEMBER 31	SPARTAN MOTORS	CRSP NASDAQ	CRSP T&T

2000	$ 100.00	$ 100.00	$ 100.00
2001	385.87	79.32	118.24
2002	694.55	54.84	120.35
2003	629.41	81.99	172.37
2004	757.12	89.23	220.96
2005	669.63	91.12	230.84

Independent Auditors

Proposal to Ratify Appointment of Ernst & Young LLP as Spartan Motors' Independent Auditors for the Current Fiscal Year

          Subject to the approval of shareholders, Spartan Motors' Audit Committee has appointed Ernst & Young LLP as its independent registered public accounting firm for its 2006 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

          Your board of directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP.

Ernst & Young's Fees

          Ernst & Young served as the independent registered public accounting firm for Spartan Motors for 2005. All fees paid to Ernst & Young LLP for services performed in 2005 and 2004 were approved pursuant to Spartan Motors' Audit Committee Pre-Approval Policy described above under "Audit Committee" on page 18. A summary of the fees billed by Ernst & Young for each of the last two calendar years follows.

	2005	2004

Audit Fees(1)	$405,350	$633,985
Audit-Related Fees(2)	16,820	19,587
Tax Fees(3)	157,915	199,804
Other Fees(4)	0	0

(1)

Represents the aggregate fees billed for professional services rendered by the principal accountant for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q or 10-K and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Represents the aggregate fees billed for completion of the employee benefit plan audit and general accounting consultations and services that are unrelated to the annual audit.

(3)	Represents the aggregate fees for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

(4)	Ernst & Young LLP did not bill Spartan Motors for any services other than those described above.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires Spartan Motors' directors and officers and persons who beneficially own more than 10% of the outstanding shares of our common stock to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file with the SEC. Based solely on our review of the copies of such reports that we received, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 2005 fiscal year, we believe that our directors and officers complied with all applicable Section 16(a) filing requirements during 2005, with the exceptions noted below. Forms 4 for Messrs. Foster, Kaczmarek, Knapp, Nihart, Schalter, Sztykiel, Tesseris, and Wilson were filed two business days late on October 6, 2005 due to an administrative error. The Forms 4 for these individuals reflected grants of restricted stock pursuant to the Stock Incentive Plan of 2005 (for Messrs. Sztykiel, Schalter, Foster, Knapp, and Wilson), and payment of director fees in stock (for Messrs. Tesseris, Nihart, and Kaczmarek). On December 1, 2005, a Form 4 reporting the sale of stock was filed on behalf of Mr. Schalter one business day late. On September 21, 2005, a Form 4 reporting the exercise of options and sale of stock by Mr. Nihart was filed nine business days late.

Shareholder Proposals

Shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2007 and that a shareholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by Spartan Motors for consideration not later than December 26, 2006 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals of shareholders should be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. All other proposals of shareholders that are intended to be presented at the annual meeting in the year 2007 must be received by Spartan Motors not later than December 26, 2006 or they will be considered untimely.

Solicitation of Proxies

We will initially solicit proxies by mail. In addition, directors, officers and employees of Spartan Motors and its subsidiaries may solicit proxies by telephone or facsimile or in person without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. Spartan Motors will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy material to beneficial owners.

Important Notice Regarding Delivery of Shareholder Documents.

          As permitted by Securities and Exchange Commission rules, only one copy of this proxy statement and the 2005 annual report to shareholders is being delivered to multiple shareholders sharing the same address unless Spartan Motors has received contrary instructions from one or more of the shareholders who share the same address. We will deliver on a one-time basis, promptly upon written or oral request from a shareholder at a shared address, a separate copy of our proxy statement and the 2005 annual report to shareholders. Requests should be made to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1165 Reynolds Road, Charlotte, Michigan 44813, telephone 517-543-6400. Shareholders sharing an address who are currently receiving multiple copies of the proxy statement and annual report to shareholders may instruct us to deliver a single copy of such documents on an ongoing basis. Such instructions must be in writing, must be signed by each shareholder who is currently receiving a separate copy of the documents, must be addressed to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1165 Reynolds Road, Charlotte, Michigan 44813, and will continue in effect unless and until we receive contrary instructions as provided below. Any shareholder sharing an address may request to receive and instruct us to send separate copies of the proxy statement and annual report to shareholders on an ongoing basis by written or verbal request to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1165 Reynolds Road, Charlotte, Michigan 44813, telephone 517-543-6400. We will begin sending separate copies of such documents within thirty days of receipt of such instructions.

Form 10-K Report Available.

          Spartan Motors' annual report to the Securities and Exchange Commission on Form 10-K, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1165 Reynolds Road, Charlotte, Michigan 44813. In addition, Spartan Motors' annual report to the Securities and Exchange Commission on Form 10-K is available on Spartan Motors' website at www.spartanmotors.com in the "Investor Information" section.

BY ORDER OF THE BOARD OF DIRECTORS

James W. Knapp
Secretary

Charlotte, Michigan
April 25, 2005

ANNUAL MEETING OF SHAREHOLDERS OF

SPARTAN MOTORS, INC.

May 24, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Your Board of Directors Recommends That You VOTE FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN
1.		To elect three directors for three-year terms expiring in 2009.			2.	To ratify the Audit Committee's appointment of Ernst & Young as independent auditors for the current fiscal year	☐	☐	☐
NOMINEES:
	☐	FOR ALL NOMINEES	Ο	John E. Sztykiel
			Ο	Charles E. Nihart
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Ο	Kenneth Kaczmarek

	☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to that nominee's name. Fill in the circle as shown here:	•

To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the
account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. If shares are held jointly, each holder should sign. If signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY		PROXY
SPARTAN MOTORS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
for the Annual Meeting of Shareholders to be held May 24, 2006
          The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Shareholders of Spartan Motors, Inc. to be held at the Eaton Area Senior Center located at 804 South Cochran Avenue, Charlotte, Michigan, on May 24, 2006 and hereby appoints Richard J. Schalter and James W. Knapp, and each of them, proxies of the undersigned, each with full power of substitution, to vote all shares of common stock of Spartan Motors, Inc. held of record by the undersigned as of April 3, 2006 at such Annual Meeting, and at any adjournment thereof, for the purposes of acting upon the proposals referred to on the reverse side, and of acting in their discretion upon such other matters as may come before the meeting.
          You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. If this Proxy is properly executed, the shares will be voted as specified. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees listed for directors and FOR the approval of the proposals identified on this Proxy. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on the reverse side)